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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form S-6 (Registration No. 33-82570) of our reports dated February 11, 2000, February 12, 1999, and February 11, 1998 relating to the financial statements of MONY America Variable Account L-MONYEquity Master which appear in such Registration Statement. We also consent to the reference to us under the headings "Independent Accountants" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York

February 28, 2000